UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 9, 2009, the Board of Directors of PartnerRe Ltd. (the “Company”) announced that it had appointed David Zwiener to fill a vacancy on the Board, effective July 7, 2009.  The Board appointed Mr. Zwiener as a Class I director.  Accordingly, his term will expire at the 2012 Annual General Meeting of Shareholders.  Mr. Zwiener will also serve as a member of the Board’s Human Resources Committee, Compensation Committee and Audit Committee.

Mr. Zwiener will be compensated on the same terms as the Company’s other non-management directors, as described under “Director Compensation” in the Company’s proxy statement filed with the Securities & Exchange Commission (the “SEC”) on April 9, 2009.  In addition, Mr. Zwiener will enter into an indemnification agreement with the Company in the same form as the Company has entered into such agreements with its other current directors.  The form of indemnification agreement was described in, and attached as an exhibit to, the Company’s Form 8-K filed with the SEC on September 6, 2005.

There is no arrangement or understanding between Mr. Zwiener and any other persons pursuant to which he was appointed as a director of the Company.  There are no transactions in which Mr. Zwiener has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Zwiener’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	July 10, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

99.1	Press release dated July 9, 2009